UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Form 8-A
____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Cullen/Frost Bankers, Inc.
(Exact name of registrant as specified in its charter)

Texas	74-1751768
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 W. Houston Street,	San Antonio,	Texas	78205
(Address of principal executive offices)			(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares, each representing a 1/40th interest in a share of 4.450% Non-Cumulative Perpetual Preferred Stock, Series B	New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-244971

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”) of Cullen/Frost Bankers, Inc. (the “Company”), each Depositary Share representing a 1/40th interest in a share of the Company's 4.450% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share and liquidation preference $1,000 per share (the “Preferred Stock”). The descriptions set forth under the sections “Description of Depositary Shares” and “Description of the Preferred Stock” in the prospectus supplement dated November 12, 2020, as filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-244971), as filed with the Commission on August 12, 2020, are incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 to the Cullen/Frost Bankers, Inc. Quarterly Report on Form 10-Q filed on July 26, 2006).

3.2	Amended and Restated Bylaws of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 to the Cullen/Frost Bankers, Inc. Current Report on Form 8-K filed on July 31, 2020).

3.3	Certificate of Designations of 4.450% Non-Cumulative Perpetual Preferred Stock, Series B.

4.1	Form of Deposit Agreement, among Cullen/Frost Bankers, Inc., Computershare Inc., as Depositary, and the Holders from time to time of the Depositary Receipts described therein.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cullen/Frost Bankers, Inc.

Date:	November 18, 2020	By:	/s/ Jerry Salinas
		Name:	Jerry Salinas
		Title:	Group Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 to the Cullen/Frost Bankers, Inc. Quarterly Report on Form 10-Q filed on July 26, 2006).

3.2	Amended and Restated Bylaws of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 to the Cullen/Frost Bankers, Inc. Current Report on Form 8-K filed on July 31, 2020).

3.3	Certificate of Designations of 4.450% Non-Cumulative Perpetual Preferred Stock, Series B.

4.1	Form of Deposit Agreement, among Cullen/Frost Bankers, Inc., Computershare Inc., as Depositary, and the Holders from time to time of the Depositary Receipts described therein.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).